UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2015

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35546	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously announced, on November 10, 2014, Dendreon Corporation (the “Company”) and its wholly owned subsidiaries, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC (collectively, together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On November 9, 2014, as previously disclosed, the Debtors and (i) certain holders representing approximately 47.8% and (ii) certain other holders representing approximately 35.9% of the outstanding principal amount of the Company’s 2.875% Convertible Senior Notes due 2016 (the “2016 Notes”) entered into two separate Plan Support Agreements (as amended and restated, the “PSAs”). Under the terms of the PSAs, the parties agreed to work to effectuate a restructuring of the Debtors’ obligations pursuant to a stand-alone plan of reorganization in Chapter 11 under which holders of the 2016 Notes would receive new shares of common stock in the reorganized Company, subject to the outcome of the competitive process contemplated in the PSAs (the “Competitive Process”). On December 17, 2014, the Bankruptcy Court entered an order that, among other matters, established the bidding procedures (the “Bidding Procedures”) proposed to be employed with respect to the Competitive Process and established the deadline for submitting Qualified Bids (as defined in the Bidding Procedures).

On February 4, 2015, as previously disclosed, the Debtors entered into an amended and restated acquisition agreement (the “Amended and Restated Acquisition Agreement”) with Valeant Pharmaceuticals International, Inc. (the “Purchaser”), pursuant to which the Purchaser agreed to acquire substantially all of the assets and certain liabilities of the Debtors for $400 million. On February 5, 2015, the Bankruptcy Court entered an order approving, among other matters, the rescheduling of the deadline for Qualified Bids to 5:00 p.m. (prevailing Eastern Time) on February 10, 2015 and the date for the auction (assuming receipt of other Qualified Bids) to February 12, 2015.

On February 10, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that the deadline for Qualified Bids had expired without receipt of additional Qualified Bids. The Debtors will be filing a notice with the Bankruptcy Court stating that the Debtors have accepted the bid of the Purchaser for the purchase of substantially all of the Debtors’ assets and, as the Debtors did not receive any Qualified Bids by the bid deadline other than that submitted by the Purchaser, there is no need for the auction and the auction is therefore canceled. The date for the sale hearing to approve the sale of substantially all of the Debtors’ assets to the Purchaser is currently scheduled for February 20, 2015.

Item 8.01.	Other Events.

On February 5, 2015, the Bankruptcy Court entered an order (the “Order”) establishing certain deadlines for filing proofs of claim against the Debtors, including a General Bar Date (as defined in the Order) of March 16, 2015 at 4:00 p.m. (Eastern Time).

Cautionary Statements Regarding the Chapter 11 Cases

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. The Bankruptcy Court has entered an order that places limitations on trading in the Company’s common stock, including options and certain other rights to acquire common stock, and certain instruments convertible into common stock, during the pendency of the bankruptcy proceedings.

A plan of reorganization or liquidation will likely result in holders of the Company’s capital stock receiving no distribution on account of their interests and cancellation of their existing stock. If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan can be confirmed notwithstanding its rejection by the Company’s equity securityholders and notwithstanding the fact that such equity securityholders do not receive or retain any property on account of their equity interests under the plan. The stand-alone plan of reorganization provided for under the PSAs contemplates no recovery for the Company’s equity securityholders. In addition, the purchase price provided by the Amended and Restated Acquisition Agreement does not exceed the Company’s prepetition obligations to creditors, and therefore consummation of such transaction followed by a liquidation under a Chapter 11 plan would provide no recovery for the Company’s equity securityholders.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this Current Report and Exhibit 99.1 attached hereto (collectively, this “Current Report”) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not statements of historical fact, including statements regarding the satisfaction of conditions to the closing of the proposed asset sale, the potential of the proposed asset sale and the expectation that the Chapter 11 filings will enable the Company to sell its assets in an orderly manner and maximize value for its stakeholders and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report should be considered forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are often used to identify forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations, changes in the Company’s ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to the Company’s operations, the outcome or timing of the Chapter 11 process and the proposed asset sale (including the consummation of the proposed asset sale), the effect of the Chapter 11 Cases or proposed asset sale on the Company’s relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed asset sale, Bankruptcy Court approval, regulatory approval or other closing conditions or termination events in connection with the proposed asset sale, and the timing or amount of any distributions to the Company’s stakeholders. For a discussion of some of the additional risks and important factors that the Company believes could cause actual results or events to differ from the forward-looking statements that it makes, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results or events to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report. Any forward-looking statements speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information Regarding the Chapter 11 Cases

Information about the Chapter 11 process, as well as court filings and other documents related to the reorganization proceedings, is available through the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/dendreon or 844-794-3479. Information contained on, or that can be accessed through, such web site or the Bankruptcy Court’s web site is not part of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated February 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: February 10, 2015	By:	/s/ Robert L. Crotty
		Name:	Robert L. Crotty
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated February 10, 2015